Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Amended and Restated Loan and Security Agreement (this “Amendment”), dated as of January 31, 2011, is made by LeapFrog Enterprises, Inc., a Delaware corporation (the “Borrower”), the Lenders (as such term is defined in the Loan Agreement referred to below) party to the Loan Agreement referred to below, and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

Reference is hereby made to the Amended and Restated Loan and Security Agreement dated as of August 13, 2009 among the Borrower, the Lenders from time to time party thereto and the Agent (as amended, modified or supplemented from time to time, the “Loan Agreement”).

The parties hereto agree to amend the Loan Agreement and the Disclosure Letter as set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Loan Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Loan Agreement.

2. Amendments to Loan Agreement and to Disclosure Letter.

(a) The preamble is amended by (i) inserting the word “administrative” before the word “agent” in the last line thereof and (ii) inserting the word “Administrative” before the word “Agent” in the last line thereof.

(b) Section 1.1 is amended by inserting the following new definition in the appropriate alphabetical order: “Agent: the Administrative Agent (as defined in the preamble to this Agreement).”

(c) The definition of “Applicable Margin” in Section 1.1 is amended (i) by replacing the first sentence therein in its entirety to read as follows: “from and after January 1, 2011 and with respect to any Type of Loan, the margin set forth below, as determined by the average daily Availability for the most recent Fiscal Quarter ended:” and (ii) by replacing the table therein in its entirety to read as follows:

Level	Availability	Base Rate Loans	LIBOR Loans
I	≥ $35,000,000	0.50%	2.25%
II	< $35,000,000 but ≥ $25,000,000	0.75%	2.50%
III	< $25,000,000	1.00%	2.75%

EXECUTION VERSION

(d) Clause (r) of the definition of “Eligible Accounts” in Section 1.1 is amended by inserting the following prior to the “;” in the final line thereof “provided, that with respect to Accounts owing by Wal-Mart Stores, Inc. and its Subsidiaries, such percentage threshold shall be forty percent (40%)”.

(e) The definition of “LIBOR” in Section 1.1 is amended by replacing the phrase “1/8th of 1%” in the second line thereof with the phrase “1/32nd of 1%”.

(f) The definition of “Revolver Termination Date” in Section 1.1 is amended by replacing the word “third” therein with the word “fourth”.

(g) Section 3.2.1 is amended by replacing the first sentence therein in its entirety to read as follows: “from and after January 1, 2011, Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to (i) during such periods in any month as the average daily balance of Loans and stated amount of Letters of Credit is greater than or equal to 50% of the Commitments, 0.375% per annum times the amount by which the Commitments exceed the average daily balance of Loans and stated amount of Letters of Credit during such period in the applicable month and (ii) during such periods in any month as the average daily balance of Loans and stated amount of Letters of Credit is less than 50% of the Commitments, 0.500% per annum times the amount by which the Commitments exceed the average daily balance of Loans and stated amount of Letters of Credit during such period in the applicable month.”

(h) Section 8.1 is amended by replacing subclause (ii)(B) therein in its entirety to read as follows: “(B) in addition to the requirements in subclause (A), if the aggregate Loans and Letters of Credit outstanding are greater than 20% of the Commitments for five consecutive Business Days or are greater than 50% of the Commitments at any time, and continuing in the case of this subclause (B) until the aggregate Loans and Letters of Credit outstanding are less than or equal to 10% of the Commitments for five consecutive Business Days,”.

(i) The schedules to the Disclosure Letter are amended and replaced in their entirety in the form attached hereto as Exhibit A.

3. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Lenders hereby waive any Default or Event of Default that may have arisen solely as a result of the Borrower’s failure (i) to give written notice to Agent identifying the After-Acquired Intellectual Property acquired by the Borrower during the fiscal year ending December 31, 2009 and (ii) to deliver an IP Security Agreement Supplement covering such After-Acquired Intellectual Property, in each case in compliance with Section 10.1.8(g).

EXECUTION VERSION

4. Conditions Precedent. This Amendment shall become effective as of the date first above written (the “Amendment No. 2 Effective Date”) if on or before January 31, 2011, (a) the Agent shall have received counterparts of this Amendment executed by the Borrower and the Lenders (or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment); (b) the Agent shall have received, for the Pro Rata benefit of the Lenders, a fee of $93,750, which it will distribute to the Lenders promptly after receipt thereof, and all other fees and expenses due and payable under the Loan Agreement shall have been paid; and (c) the Fee Letter shall have been amended in a manner in form and substance satisfactory to the Agent.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that, as of the Amendment No. 2 Effective Date and after giving effect to this Amendment, (a) all representations and warranties set forth in the Loan Documents are true and correct in all material respects as if made again on and as of the Amendment No. 2 Effective Date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing and (c) the Loan Agreement and the Disclosure Letter (in each case as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Obligors in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

6. Reference to Agreement. Each of the Loan Documents, including the Loan Agreement and the Disclosure Letter, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement or the Disclosure Letter, as the case may be, whether direct or indirect, shall mean a reference to the Loan Agreement or the Disclosure Letter, as applicable, as amended hereby. This Amendment shall constitute a Loan Document.

7. Costs and Expenses. The Company shall pay on demand all reasonable costs and expenses of the Agent and the Lenders (including the reasonable fees, costs and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation, execution and delivery of this Amendment.

8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

9. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LEAPFROG ENTERPRISES, INC., as Borrower

By:	/s/ William B. Chiasson
Name: William B. Chiasson
Title: CEO

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Steven W. Sharp
Name: Steven W. Sharp Title: Vice President

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By:	/s/ Kevin M. Cox
Name: Kevin M. Cox
Title: Vice President